EXHIBIT 23.7

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-50673 of Host America Corporation of our report dated August 20, 2002, except as to the third paragraph of Note 8, as to which the date is July 31, 2003, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DISANTO BERTOLINE & COMPANY, P.C.

Glastonbury, Connecticut
July 20, 2004